UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2005

I2 TELECOM INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Abernathy Road, Suite 1800, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 512-7174

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by i2 Telecom International, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company’s or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement

On July 12, 2005, the Company issued to Westhampton Energy Investors I, LLC (‘Westhampton”), $800,000 of Series E Convertible Preferred shares which convert into 2,000,000 common shares at $0.40 each and warrants to purchase common shares of the Company exercisable at $0.50 per share for a three-year period in the form attached hereto as Exhibit 4.1. This effectively changed the conversion price of the Series D Convertible Preferred of which there were 4, 185 shares outstanding or ($4,175,000 principal amount) convertible into common shares at $0.80 per share to $0.40 per share. The 3,187,500 outstanding warrants associated with the Series D Convertible Preferred shares which had an exercise price of $0.96 per share have been adjusted to $0.40 per share. The Series E Convertible Preferred shares and warrants were issued without registration under the Securities Act of 1933 (the “Act”) in reliance upon the exemption set forth in Section 4(2). The investor in this financing qualified as an “accredited investor” as that term is defined in the Act, as amended. The following conditions were all met with respect to this transaction: (1) the Company did not advertise this issuance in any public medium or forum, (2) the Company did not solicit any investor with respect to this issuance, (3) the Company did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, (5) neither the Company nor Westhampton paid any fees to any finder or broker-dealer. There are no material relationships between the Company, Westhampton or their respective affiliates.

The securities sold pursuant to the equity financing have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration requirements. Pursuant to the Registration Rights Agreement between the Company and Westhampton, dated July 12, 2005, in the form attached hereto as exhibit 10.2, the Company has agreed to file a registration statement with the SEC upon demand to register the public resale by Westhampton of the common stock to be issued upon conversion of the Series E Preferred Stock and exercise of the warrants.

This announcement is not an offer to sell securities of the Company and any opportunity to participate in the private placement was available to a very limited group of accredited investors.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Form of Securities Purchase Agreement, Form of Warrant and Form of Registration Rights Agreement.

Item 2.02 Results of Operations and Financial Condition

On November 22, 2005, the Company issued a press release announcing the results of operations for the quarter ending September 30, 2005. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein.

Item 3.02 Unregistered Sales of Equity Securities

The information called for by this item is contained in Item 1.01, which is incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On July 11, 2005, the Registrant adopted a certificate of designation stating the rights and preferences of its Series E Preferred Stock. A copy of such certificate is attached hereto as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

3.1	Certificate of Designations for Series E Preferred Stock.

4.1	Form of Warrant dated July 12, 2005 by and amongst the Registrant the purchasers of the Registrant’s Series E Preferred Stock.

10.1	Form of Securities Purchase Agreement dated July 12, 2005 by and amongst the Registrant and the purchasers of the Registrant’s Series E Preferred Stock.

10.2	Form of Registration Rights Agreement dated July 12, 2005 by and amongst the Registrant the purchasers of the Registrant’s Series E Preferred Stock.

99.1	Press Release dated November 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I2 TELECOM INTERNATIONAL, INC.
(Registrant)
Date November 22, 2005
	By:	/s/ Paul Arena
	Name	Paul Arena
	Title:	Chief Executive Officer and Principal Financial Officer

Exhibit Index

Exhibit Number	Description

3.1	Certificate of Designations for Series E Preferred Stock.

4.1	Form of Warrant dated July 12, 2005 by and amongst the Registrant the purchasers of the Registrant’s Series E Preferred Stock.

10.1	Form of Securities Purchase Agreement dated July 12, 2005 by and amongst the Registrant and the purchasers of the Registrant’s Series E Preferred Stock.

10.2	Form of Registration Rights Agreement dated July 12, 2005 by and amongst the Registrant the purchasers of the Registrant’s Series E Preferred Stock.

99.1	Press Release dated November 22, 2005.